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                                                                     Exhibit 5.1

[BASS, BERRY & SIMS PLC LETTERHEAD]

                               September 22, 2003

Genesco Inc.
Genesco Park
1415 Murfreesboro Road
Nashville, Tennessee  37217-2895

         RE:      REGISTRATION STATEMENT ON FORM S-3 OF GENESCO INC.

Dear Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission covering the resale by certain securityholders of up to $86,250,000 aggregate principal amount of 4.125% Convertible Subordinated Debentures due 2023 (the "Debentures") of Genesco Inc. (the "Company") and shares of Company Common Stock, par value $1.00 per share, issuable upon conversion of the Debentures (the "Conversion Shares"). The Debentures were originally issued by the Company pursuant to an Indenture, dated as of June 24, 2003 (the "Indenture"), by and between the Company and The Bank of New York, as trustee (the "Trustee").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has

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Genesco Inc.
September 22, 2003
Page 2

the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that:

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that:

         1. The Debentures have been validly issued and constitute binding obligations of the Company, subject to (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer, and other similar laws relating to or affecting the rights of creditors, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and the possible unavailability of specific performance, injunctive relief, and other equitable remedies), regardless of whether considered in a proceeding at law or in equity.

         2. The Conversion Shares, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be duly authorized, validly issued, fully paid, and nonassessable.

         We express no opinion herein other than as to the federal law of the United States, the law of the State of Tennessee, and with respect to the Indenture and the Debentures, the law of the State of New York. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

         This opinion is rendered solely in connection with the transactions covered hereby. This opinion may not be relied upon for any other purpose without our prior written consent.

                                                 Very truly yours,

                                                 /s/ Bass, Berry & Sims PLC